                                                                       Exhibit 5

                     [Letterhead of Cahill Gordon & Reindel]






                                             April 19, 2000









Prudential Securities Incorporated
One Seaport Plaza
New York, New York  10292

                                    Re:     National Equity Trust,
                                            Low Five Portfolio Series 216

Gentlemen:

               We have acted as special counsel for you as Depositor of the National Equity Trust, Low Five Portfolio Series 216 (the "Trust"), in connection with the issuance under the Trust Indenture and Agreement, dated April 25, 1995, and related Reference Trust Agreement, dated April 19, 2000 (such Trust Indenture and Agreement and Reference Trust Agreement collectively referred to as the "Indenture"), among you, as Depositor and The Chase Manhattan Bank, as Trustee, of units of fractional undivided interest in said Trust (the "Units") comprising the Units of National Equity Trust, Low Five Portfolio Series 216. In rendering our opinion expressed below, we have relied in part upon the opinions and representations of your officers and upon opinions of counsel to Prudential Securities Incorporated.

               Based upon the foregoing, we advise you that, in our opinion, when the Indenture has been duly executed and delivered on behalf of the Depositor and the Trustee and when the Receipt For Units evidencing the Units has been duly executed and delivered by the Trustee to the Depositor in accordance with the Indenture, the Units will be legally issued, fully paid and nonassessable by the Trust, and will constitute valid and binding obligations of the Trust and the Depositor in accordance with their terms, except that enforceability of certain provisions thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors generally and by general equitable principles.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement (File No. 333-31614) relating to the Units referred to above and to the use of our name and to the reference to our firm in said Registration Statement and the related Prospectus. Our consent to such reference does not constitute a consent under Section 7 of the Securities Act, as in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under said Section 7 or under the rules and regulations of the Commission thereunder.

                                                   Very truly yours,

                                                   Cahill Gordon & Reindel